Exhibit 99.1

News Release

Abbott to Acquire Alere, Becoming Leader in Point of Care Testing and Significantly Advancing Global Diagnostics Presence

ABBOTT GAINS LEADERSHIP IN THE $5.5 BILLION POINT OF CARE SEGMENT, BROADENS DIAGNOSTICS FOOTPRINT AND ENHANCES ACCESS TO FAST-GROWING DIAGNOSTICS CHANNELS

•             Transaction expected to be immediately accretive to Abbott’s ongoing earnings per share upon close

•             Acquisition will provide access to new product applications, channels and geographies

•             Alere’s complementary technologies will help Abbott provide better care for patients by meeting the growing demand for fast, accurate and actionable medical information

ABBOTT PARK, Ill. and WALTHAM, Mass., Feb. 1, 2016 — Abbott (NYSE: ABT) and Alere Inc. (NYSE: ALR) announced today a definitive agreement for Abbott to acquire Alere, significantly advancing Abbott’s global diagnostics presence and leadership. Under the terms of the agreement, Abbott will pay $56 per common share at a total expected equity value of $5.8 billion. Once the transaction is completed, Abbott will become the leading diagnostics provider of point of care testing. Abbott’s total diagnostics sales will exceed $7 billion after the close.

Abbott will be able to provide new, flexible, cost-effective, high-quality products to help health systems meet growing demand in both in-patient and out-patient settings. Alere’s complementary portfolio of products will provide Abbott access to new channels and geographies, including entry into fast-growing outlets, such as doctors’ offices, clinics, pharmacies and at-home testing.

“The combination of Alere and Abbott will create the world’s premier point of care testing business and significantly strengthen and grow Abbott’s diagnostics presence,” said Miles D. White, chairman and chief executive officer, Abbott. “We want to offer our customers the best and broadest diagnostics solutions. Alere helps us do that.”

Upon completion of the transaction, the combined business will offer the broadest point of care menu of infectious disease, molecular, cardiometabolic and toxicology testing, expanding Abbott’s platforms to include benchtop and rapid strip tests. Abbott will be able to better serve an expansive customer base around the world while also accelerating innovation in point of care diagnostics. More than half of Alere’s $2.5 billion in sales are in the U.S. Alere also has a growing presence in key international markets, where Abbott’s capabilities and infrastructure will drive accelerated growth of Alere’s portfolio.

“Today’s announcement marks an exciting and transformative milestone for Alere and one that provides an immediate benefit for our stockholders,” said Namal Nawana, president and chief executive officer, Alere. “Our leading platforms and global presence in point-of-care diagnostics, combined with Abbott’s broad portfolio of market-leading products, will accelerate our shared goal of improving patient care. I’d like to thank our global workforce of nearly 10,000 employees whose hard work and dedication has enabled Alere to contribute to improved patient outcomes throughout the world.”

Financial

The transaction will be immediately accretive to Abbott’s ongoing earnings per share upon close and significantly accretive thereafter, with approximately 12-13 cents of accretion in 2017 and more than 20 cents in 2018.* The combination is anticipated to result in annual pre-tax synergies approaching $500 million by 2019 and increasing thereafter, including both sales and operational benefits.

Under the terms of the agreement, Alere shareholders will receive $56 per common share in cash at the completion of the transaction, and Alere will become a subsidiary of Abbott. Alere’s net debt, currently $2.6 billion, will be assumed or refinanced by Abbott.

The transaction, which has been approved by the boards of directors of Alere and Abbott, is subject to the approval of Alere shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals.

Evercore is acting as financial advisor and Kirkland & Ellis LLP is serving as legal counsel to Abbott. JP Morgan is acting as financial advisor and Cravath, Swaine & Moore LLP is serving as legal counsel to Alere.

Abbott Conference Call

Abbott will conduct a special conference call today at 8 a.m. Central time (9 a.m. Eastern time) to provide an overview of the transaction. A live webcast will be accessible through Abbott’s Investor Relations website at www.abbottinvestor.com.

Point of Care Testing

Point of care testing helps improve outcomes and increase the speed of care by bringing the test results to the physician and patient’s side in a matter of minutes. The demand for point of care testing is accelerating as health care providers and consumers look for better ways to get fast, accurate and actionable information to guide decision-making. In fact, point of care testing is a $5.5 billion segment and one of the fastest growing in vitro diagnostics segments, in part because many health care systems are increasing their reliance on these technologies to inform patient care decisions because of their ease of use, speed and accuracy.

About Alere

Headquartered in Waltham, Mass., Alere is the global leader in point of care diagnostics with annual sales of $2.5 billion. Alere delivered more than 1.4 billion tests at the point of care in 2015. Its fast, easy-to-use and cost-effective tests are focused on the areas of infectious disease, molecular, cardiometabolic and toxicology. In addition to tests for infections such as HIV, tuberculosis, malaria and dengue that can benefit people in remote care settings, Alere develops simple, rapid tests, including Alere i, the first molecular CLIA-waived test for flu and strep, that delivers results in under 15 minutes.

About Abbott’s Diagnostics Business

Abbott is a global leader in in vitro diagnostics offering a broad portfolio spanning immunoassay, clinical chemistry, hematology, blood screening, molecular and point of care. Abbott’s 2015 worldwide diagnostics sales were $4.6 billion in 2015, including $473 million from its point of care business. Abbott’s leading handheld device, i-STAT, measures 26 analytes with two to three drops of blood and is used in more than one-third of all U.S. hospitals and emergency rooms.

About Abbott

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 74,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

*Ongoing earnings per share excludes specified items such as amortization of acquired intangibles, inventory step-up, restructuring costs and other costs incurred to execute the transaction. Ongoing EPS is a non-GAAP financial measure and should not be considered a replacement for GAAP results.

Additional Information and Where to Find It

This news release may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott. In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC’’), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants’’ in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction.  Information about Alere’s directors and executive officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2015, and its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, which was filed with the SEC on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015. Information concerning the interests of Alere’s participants in the solicitation, which may, in some cases, be different than those of Alere’s stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Alere Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements, including the risk that the proposed merger with Abbott may not be completed, the failure to receive the required stockholder approval or regulatory approvals of the proposed merger, the risk factors detailed in Part I, Item 1A, “Risk Factors,’’ of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Private Securities Litigation Reform Act of 1995

Abbott Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2014, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Media: Scott Stoffel, +1 (224) 668-5201 Darcy Ross, +1 (224) 667-3655 Abbott Financial: Scott Leinenweber, +1 (224) 668-0791 Michael Comilla, +1 (224) 668-1872	Alere Media: Jackie Lustig, pr@alere.com +1 (781) 314-4009 Alere Financial: Juliet Cunningham, ir@alere.com +1 (858) 805-2232

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